Exhibit 24.01

WRITTEN CONSENT RESOLUTION
OF THE BOARD OF DIRECTORS OF
XCEL ENERGY INC.

The undersigned, being all of the members of the Board of Directors of Xcel Energy Inc., a Minnesota corporation (the “Company”), do hereby adopt the following resolutions, by unanimous written consent, pursuant to the provisions of Sections 302A.239 and 302A.011, Subd. 36, Minnesota Statutes and the Bylaws of the Company, effective as of Feb. 26, 2010:

RESOLUTION ADOPTING POWER OF ATTORNEY

WHEREAS, Xcel Energy Inc., a Minnesota corporation (the “Company”), is required to file with the SEC pursuant to Section 13 or 15(d) under the provisions of the Securities Act of 1934 a Form 10-K for the fiscal year ended Dec. 31, 2009; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his/her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints MICHAEL C. CONNELLY, DAVID M. SPARBY, and TERESA S. MADDEN, and each of them individually, his/her true and lawful attorney, with full power to act for him/her and in his/her name, place and stead, to sign his/her name in the capacity or capacities set forth below and generally to do all such things in his/her name and in his/her capacity as an officer to enable the Company to comply with the provisions of the Securities Act of 1934 and all requirements of the SEC in connection the filing of the Form 10-K, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

The undersigned consent and agree to the foregoing action for the adoption of said resolutions with the same force and effect as though said resolutions had been adopted by the unanimous action of all members at a regular meeting of the Committee, duly called, held and convened according to law and the Bylaws of the Company.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 26th day of February 2010.

/s/ RICHARD C. KELLY	/s/ TERESA S. MADDEN
Richard C. Kelly	Teresa S. Madden
Chairman of the Board and Chief	Vice President and Controller
Executive Officer	(Principal Accounting Officer)
(Principal Executive Officer)

/s/ BENJAMIN G.S. FOWKE III	/s/ DAVID M. SPARBY
Benjamin G.S. Fowke III	David M. Sparby
President and Director	Vice President and Chief Financial Officer
(Principal Financial Officer)

/s/ C. CONEY BURGESS	/s/ FREDRIC W. CORRIGAN
C. Coney Burgess	Fredric W. Corrigan
Director	Director

/s/ RICHARD K. DAVIS	/s/ ALBERT F. MORENO
Richard K. Davis	Albert F. Moreno
Director	Director

/s/ CHRISTOPHER J. POLICINSKI	/s/ MARGARET R. PRESKA
Christopher J. Policinski	Margaret R. Preska
Director	Director

/s/ A. PATRICIA SAMPSON	/s/ RICHARD H. TRULY
A. Patricia Sampson	Richard H. Truly
Director	Director

/s/ DAVID A. WESTERLUND	/s/ KIM WILLIAMS
David A. Westerlund	Kim Williams
Director	Director

/s/ TIMOTHY V. WOLF
Timothy V. Wolf
Director

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 26th day of February, 2010, before me, Patrice D. Blaeser, a Notary Public in and for said County and State, personally appeared each of the above-named directors and officers of Xcel Energy Inc., a Minnesota corporation, and known to me to be the persons whose names are subscribed to in the foregoing instrument, and each person acknowledged to me that he or she executed the same as his or her own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the official seal on the date set forth above.

/s/ PATRICE D. BLAESER
Patrice D. Blaeser